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                                                                    EXHIBIT 10.3

                             SHAREHOLDERS' AGREEMENT

         THIS SHAREHOLDERS' AGREEMENT (this "Agreement"), dated as of [ ], is by and among Coventry Health Care, Inc., a Maryland corporation (the "Company"), Principal Mutual Life Insurance Company, an Iowa mutual insurance company ("Mutual"), and Principal Health Care, Inc., an Iowa corporation ("Principal"). Reference is made herein to that certain Share Exchange and Capital Contribution Agreement, dated as of November 3, 1997 (the "Exchange Agreement"), by and among the Company, Coventry Corporation, a Tennessee corporation, Mutual, Principal Holding Company, an Iowa corporation, and Principal. Capitalized terms not herein defined shall have the meanings ascribed thereto in the Exchange Agreement.

         WHEREAS, Section 6.18(e) of the Exchange Agreement provides that the Company, Principal and Mutual execute and deliver this Agreement as a condition precedent to the effectiveness of the Exchange Agreement;

         WHEREAS, the parties hereto desire to effect the to effect the transactions contemplated by the Exchange Agreement and to enter into this Agreement in order to set forth certain agreements and understandings with respect to the obligations, rights and privileges of Principal as a shareholder of the Company;

         NOW THEREFORE, in consideration of promises and mutual covenants and agreements set forth herein and in the Exchange Agreement, intending to be legally bound hereby, the parties hereto agree as follows:

         SECTION 1.  RESTRICTION ON RESALE; LEGEND.

         (a) Resale of Securities. Principal and Mutual each hereby covenant that:

                  (i) it will not, directly or indirectly, sell or otherwise transfer the shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), acquired thereby under the Exchange Agreement or otherwise except pursuant to an effective registration under the Securities Act of 1933, ( the "Securities Act") or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Securities Act and the rules and regulations promulgated thereunder; and

                  (ii) on or before the fifth anniversary hereof, it will not, directly or indirectly, sell or otherwise transfer, or permit any of its subsidiaries, directly or indirectly, to sell or to transfer, the shares of Common Stock acquired thereby under the Exchange Agreement or otherwise, to any person other than an entity that is an Affiliate (as defined under Rule 13d-3 of the Securities and Exchange Act of 1934, as amended) of Mutual and/or Principal (such Affiliate, now or in the future, a "Mutual Affiliate") which agrees to be bound by the terms of this Agreement, unless such sale or transfer (A) is made in accordance with the provisions of Section 8 hereof, (B) is made pursuant to and in compliance with Rule 144 under the Securities Act, or (C) shall have been approved by the written consent of the Company's Board of Directors.



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         (b) Stock Legend. The stock certificates evidencing ownership of the shares of Common Stock acquired by Principal under the Exchange Agreement will bear substantially the following legends:

         THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, IS EXEMPT FROM SUCH REGISTRATION.

         THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THAT CERTAIN SHAREHOLDERS' AGREEMENT, DATED [ ], BETWEEN PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, PRINCIPAL HEALTH CARE, INC. AND THE COMPANY, A COPY OF WHICH AGREEMENT IS ON FILE AT THE OFFICE OF THE SECRETARY OF THE COMPANY. ANY ATTEMPTED TRANSFER OF THE SECURITIES IN VIOLATION OF THE PROVISIONS OF THE SHAREHOLDERS' AGREEMENT SHALL BE VOID AB INITIO AND SHALL NOT BE RECOGNIZED BY THE COMPANY.

         The legend in the first paragraph above shall be removed by the Company from and after the expiration of the holding period for restricted securities under the Act, if the Company shall receive an opinion of counsel, from counsel reasonably acceptable to the Company, that such legend is not required under the Securities Act or any state securities laws. In addition, whenever any shares cease to be subject to this Agreement and are not otherwise restricted securities, the shareholder thereof shall be entitled to receive from the Company, without expense, upon surrender to the Company of the certificate representing such shares, a new certificate representing such shares, of like tenor but without a legend of the character set forth above.

         SECTION 2. SUBSCRIPTION RIGHT. If at any time after the date hereof, the Company proposes to issue equity securities of any kind (the term "equity securities" shall include for these purposes any warrants, options or other rights to acquire equity securities and debt securities convertible into equity securities) but shall not include the issuance of securities (i) upon conversion of the Preferred Stock ("Preferred Stock") or Convertible Promissory Notes ("Convertible Notes") issued under the Warburg Agreement, as amended by the Warburg Consent, (ii) pursuant to which the Company or any of its subsidiaries acquires another corporation or other entity by merger, consolidation, exchange offer, share exchange, purchase of substantially all of the assets or stock, or other form of reorganization, (iii) pursuant to any employee or director stock option or incentive plans, stock bonus plan, employee stock purchase plan, employee savings plan, supplemental executive retirement plan, management equity program, or similar employee or director stock plan (iv) to providers and/or customers of the Company in an amount not to exceed 2% of the shares of Common Stock outstanding from and after the date hereof, (vi) pursuant to that certain Rights Agreement dated as of the Closing Date between the Company and ChaseMellon Shareholder Services, LLC ("Rights Agreement"), or (viii) under the Warrant Agreement between the Company and Principal dated of even date herewith then, as to Principal,

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the Company shall:

                  (a) give written notice setting forth in reasonable detail (i) the designation and all of the terms and provisions of the securities proposed to be issued (the "Proposed Securities"), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity; (ii) the price and other terms of the proposed sale of such securities; (iii) the amount of such securities proposed to be issued; and (iv) such other information as the holders of the Securities may reasonably request in order to evaluate the proposed issuance;

                  (b) offer to issue to Principal (and/or to any other Mutual Affiliate which shall own shares of Common Stock) upon the terms described in subparagraph (a) above a portion of the Proposed Securities (the "Subscription Securities") equal to a percentage determined by dividing (x) the number of shares of Common Stock owned by Principal and/or any Mutual Affiliate immediately preceding the issuance of the Proposed Securities, by (y) the total number of shares of Common Stock outstanding immediately preceding the issuance of the Proposed Securities (provided that in no event shall such percentage exceed 40%).

                  (c) Principal and/or Mutual Affiliate must notify the Company of its intent to exercise its purchase rights hereunder within ten (10) days after receipt of such notice from the Company and purchase the Subscription Securities upon the closing of the issuance of the Proposed Securities.

                  (d) Upon the expiration of the offering period described above, the Company will be free to sell such Subscription Securities that Principal and/or any Mutual Affiliate has not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to Principal and/or any Mutual Affiliate. Any Subscription Securities offered or sold by the Company after such ninety (90) day period must be reoffered to Principal and/or any Mutual Affiliate pursuant to this Section 2.

                  (e) The election by Principal and/or any Mutual Affiliate not to exercise its subscription rights under this Section 2 in any one instance shall not affect its right (other than in respect of a reduction in its percentage holdings) as to any subsequent proposed issuance. Any sale of such securities by the Company without first giving Principal and/or any Mutual Affiliate the rights described in this Section 2 shall be void and of no force and effect.

         SECTION 3. EFFECT OF RIGHTS AGREEMENT. At or prior to the Closing, the Company shall have adopted the Rights Agreement, substantially in the form attached as Exhibit 8 to the Exchange Agreement, pursuant to which Principal, Mutual and/or any Mutual Affiliate shall be exempt from the definition of an "Acquiring Person" (as defined under the Rights Agreement) for so long as none of Principal, Mutual and/or any Mutual Affiliate has breached in any material respect, any provision of Sections 1(a) or, 4 of this Agreement while such sections remain effective, and after such sections shall no longer be effective, until such time as Mutual and the

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Mutual Affiliates shall collectively Beneficially Own less than fifteen percent
(15%) of the Common Stock.

         SECTION 4. STANDSTILL. Mutual hereby covenants and agrees that, on or before the fifth anniversary of the date hereof, it will not, and will cause Mutual Affiliates to not, without the prior written consent of a majority of the members of the Company's Board of Directors, do any of the following except pursuant to Section 2 hereof:

                  (a) acquire, offer or agree to acquire any shares of Common Stock (or options or warrants to acquire, or securities convertible into or exchangeable for, shares of Common Stock) if, as a result of such acquisition, Mutual (together with any Mutual Affiliates) would Beneficially Own more than a number of shares of Common Stock in excess of a number equal to forty percent (40%) of the outstanding shares of Common Stock plus forty percent (40%) of the shares of Common Stock issuable upon conversion of the Convertible Notes plus forty percent (40%) of the number of shares of Common Stock issuable upon conversation of the Preferred Stock; provided, however, that, for purposes of computing such amount, the 29,800 shares of Common Stock Beneficially Owned by Invista Capital Management, Inc. ("Invista") on November 3, 1997 shall be excluded from such calculation for as long as such shares are regarded as Beneficially Owned by Invista (and no longer) and provided that no executive officer or director of Mutual or Principal or any employee of Mutual, Principal, or any of their affiliates other than officers, directors or employees of Invista charged with the responsibility thereof shall participate in the voting of such shares and provided further that for so long as the Convertible Notes are outstanding, Mutual and the Mutual Affiliates, in the aggregate, will not vote or act on written consent in any matter coming before shareholders at any shareholder meeting or shareholder action in excess of forty percent (40%) of the shares of Common Stock outstanding plus forty percent (40%) of the shares of Preferred Stock outstanding;

                  (b) directly or indirectly commence or participate in a solicitation of proxies either to oppose the election of any Person to the Board of Directors or to seek the removal of any Person from the Board of Directors, which Person has been nominated by the Nominating Committee of the Board of Directors;

                  (c) vote its shares of Common Stock for the election of any Person to the Board of Directors other than the Persons nominated by the Nominating Committee of the Board of Directors; or

                  (d) directly or indirectly make or solicit or assist any third party to make a tender or exchange offer to purchase any shares of Common Stock or make any public announcement concerning, or submit any written proposal to the Board of Directors of the Company for a merger, share exchange, acquisition of substantially all of the assets or similar transaction involving the Company.


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         SECTION 5. SUSPENSION OF COVENANTS. The provisions of Section 1(a)(ii)
and 4 hereof shall thereafter cease to apply in the event of any of the following:

                  (a) the Company issues voting securities in an acquisition by the Company of another corporation or entity by merger, consolidation, exchange offer, purchase of substantially all of the assets or stock, or other form of business combination ("Company Acquisition") to any Person as a result of which such Person, together with its affiliates, shall own a number of shares of voting securities that shall equal or exceed the number of such shares owned by Mutual and the Mutual Affiliates in the aggregate;

                  (b) the number of shares of Common Stock then owned by Mutual and the Mutual Affiliates, in the aggregate, shall be less than 10% of the then issued and outstanding shares of Common Stock; or

                  (c) the number of shares of Common Stock then owed by any Person (other than Warburg, or a Person who acquired a number of shares of Common Stock in a Company Acquisition which did not equal or exceed the number of shares owned by Mutual and the Mutual Affiliates in the aggregate, so long as the Company does not permit such person to acquire additional shares of Common Stock) and the Affiliates of such Person, in the aggregate, shall be greater than 15% of the insured and outstanding shares of Common Stock

         SECTION 6. RIGHT TO MATCH OFFER. During such period as Section 4 shall be effective, in the event a third party makes a bona fide tender or exchange offer (a "Bona Fide Offer") to purchase a majority of the issued and outstanding shares of Common Stock or to effect a merger or share exchange in which the acquisition of substantially all of the assets or similar transaction involving the Company, then not withstanding the provisions of section 4, Mutual shall be permitted to make a competing offer (the "Mutual Offer") to the Board of Directors of the Company. Upon the receipt of any Bona Fide Offer, the Board of Directors shall establish a special committee (the "Special Committee"), consisting of members of the Board of Directors that are neither members of the Company's management nor members of the Board of Directors designated by Mutual pursuant to the terms of Section 7 hereof. The Special Committee shall determine whether it is advisable and in the best interest of the Company to solicit additional offers from any other party or parties, shall retain any legal or financial advisory services deemed necessary or advisable to assist it in its analysis of the Bona Fide Offer, the Mutual Offer and any other offers solicited from third parties by the Company, and shall establish any procedures deemed necessary or advisable to regulate the process pursuant to which the Company entertains and analyzes the competing offers. The Special Committee shall analyze each such offer and shall make a recommendation to the entire Board of Directors with respect to whether any such offer is one that the Company should recommend to its shareholders. If the Special Committee shall determine that the value of the Bona Fide Offer or any other offer solicited from a third party is greater than the value of the Mutual Offer, then Mutual shall have the opportunity to amend the Mutual Offer to match or exceed the value of the higher offer and each of the other parties that has submitted an offer to the Company shall have the right to submit a revised offer to the

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Company. If the Special Committee shall determine that, after the Company shall have received the final offer from each such party, the value of the Mutual Offer is equal to or greater than any other offer received by the Company and that the Mutual Offer is advisable and in the best interest of the Company's shareholders, then, notwithstanding the provisions of Section 4(a) hereof to the contrary, Mutual shall be permitted to take any action deemed necessary or convenient to acquire that number of shares of Common Stock as specified in the Mutual Offer for the terms (including price) set forth in the Mutual Offer.

         SECTION 7. VOTING BY MUTUAL. During such period as Section 4 shall be effective, in the event that (I) a third party makes a Bona Fide Offer to purchase all of the issued and outstanding shares of Common Stock or to effect a merger, share exchange or similar transaction as contemplated in Section 6 hereof and the Special Committee shall determine in accordance with the procedures set forth in Section 6 that the acceptance of the Bona Fide Offer is in the best interests of the Company's shareholders or (II) a Special Committee organized pursuant to the procedures set forth in Section 6 determines that it is in the best interests of the Company's shareholders for the Company to issue shares of Common Stock in connection with a Company acquisition and, in connection with such acquisition the Company a vote of the holder's of the Company's Common Stock is required by law or by applicable requirements of the National Association of Securities Dealers, Inc.'s National Market System or any other securities exchange on which shares of the Common Stock are traded, then, in either event, Mutual agrees to refrain from voting and to cause each Mutual Affiliate to refrain from voting all of their shares of Common Stock at any meeting of the Company's shareholders held for the purpose of considering such proposal (or, if an approval of shareholders is required by reference to all shares outstanding, to vote its shares of Common Stock and to cause each Mutual Affiliate to vote its shares of Common Stock in favor of such proposal) provided that each of the following conditions set forth below are satisfied at such time:

                  (a) the date of the shareholders meeting shall be on or after the date that is eighteen (18) months following the Effective Date and during the period as Section 4 shall be effective;

                  (b) the Board shall have received the written opinion of a nationally recognized investment banking firm selected by the Company and reasonably acceptable to Mutual that the proposed transaction is fair to the Company and its shareholders from a financial standpoint; and

                  (c) the Company's shareholders (other than Mutual and the Mutual Affiliates) shall have voted in favor of the proposed transaction by majority vote;

         SECTION 8. MUTUAL NOMINEES TO BOARD. For so long as Mutual Beneficially Owns at least 10% (the "Minimum Percentage") of the then issued and outstanding shares of Common Stock and shall not have breached in any material respect, without cure, any provision of this Agreement, the Company will (i) nominate and use its best efforts to cause its shareholders to elect and to retain as directors on the Board of Directors at least one nominee designated by

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Mutual for each 6% of the issued and outstanding Common Stock then held by
Mutual (such nominees are collectively hereinafter referred to as the "Mutual Directors") and (ii) use its best efforts to cause its Board of Directors to limit the number of members of the Compensation Committee, Audit Committee and Finance Committee of the Board of Directors to three directors and to cause one Mutual Director to be appointed as a member of each such committee. Any vacancy created by the death, disability, retirement or removal of any Mutual Director on the Board of Directors or on any such committee of the Board of Directors shall be filled by the Board of Directors in accordance with written instructions of Mutual. In the event the number of members of the Board of Directors is increased to more than 15 directors, for so long as Mutual owns the Minimum Percentage, Mutual shall be entitled to the whole number of Mutual Directors obtained by multiplying (a) the number of directors on the Board of Directors (including Mutual Directors) by (b) a fraction, (x) the numerator of which is equal to the number of shares of Common Stock then beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by Mutual and (y) the denominator of which is equal to the total number of shares of Common Stock then issued and outstanding. In the event any calculation of the number of Directors that Mutual is entitled to designate under this Section 7 shall not produce a whole number of Mutual Directors, then the number of Mutual Directors shall be rounded to the nearest whole number (with percentages greater than or equal to 50% being rounded up to the next whole number and percentages less than 50% being rounded down to the next whole number.) In the event that any of Mutual's nominees shall fail to be elected to the Board of Directors, the provisions of Sections 1 (a)(ii) and 4 hereof shall terminate and be of no further force or effect. In the event that after the expiration of Section 4, Mutual or any of the affiliates shall take any of the actions specified in Section 4(b) or 4(c), then the Company's obligations hereunder will cease.

         SECTION 9. REGISTRATION RIGHTS.

         9.1 Definitions. As used in this Section 9:

                  (a) the terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

                  (b) the term "Registrable Securities" means (i) shares of Common Stock acquired by Principal under the Exchange Agreement or pursuant to the exercise of the Warrant issued under the Exchange Agreement, (ii) any capital stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Common Stock, if any, referred to in clause (i) hereof and any additional shares of Common Stock acquired by Principal or a Mutual Affiliate from the Company pursuant to the provisions of Section 2 hereof;

                  (c) the term "Holder" shall mean any holder of Registrable Securities;


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                  (d) the term "Initiating Holder" shall mean any Holder or
Holders who in the aggregate are Holders of more than fifty percent (50.0%) of the then outstanding Registrable Securities;

                  (e) "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Sections 9.2 and 9.3 hereof, including, without limitation, all registration, filing fees and NASD fees, printing expenses, fees and disbursements of counsel for the Company and of its independent public accountants, fees and disbursements of one counsel for all the Holders, blue sky fees and expenses and the expense of any special audits or "cold comfort" letters incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company) and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding Selling Expenses; and

                  (f) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders other than fees and expenses of one counsel for all the Holders.

         9.2 Requested Registration.

                  (a) Request for Registration. If the Company shall receive from an Initiating Holder a written request that the Company effect any registration with respect to all or a part of the Registrable Securities and specifying the intended method of disposition thereon, the Company will:

                           (i)  give written notice of the proposed
         registration, qualification or compliance to all other Holders of Registrable Securities promptly, and in any event within 10 business days; and

                           (ii) as soon as practicable, use its diligent best efforts to effect such registration as may be so requested (in accordance with the intended method thereof as aforesaid) and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within ten (10) business days after written notice from the Company is given under Section 9.2(a)(i) above; provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 9.2:

                           (A) In any particular jurisdiction in which the
                  Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or

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                  applicable rules or regulations thereunder;

                           (B) After the Company has effected four (4) such
                  registrations pursuant to this Section 9.2 and such registrations have been declared or ordered effective and the sales of such Registrable Securities shall have closed; provided that any Holder may participate in any such registration to the extent provided in Section 9.2 if the registration as the result of a request of another Initiating Holder; or

                           (C) The Registrable Securities requested by all
                  Holders to be registered pursuant to such request do not have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $20,000,000.

                           (D) If in the good faith judgment of the Board based
                  upon the written opinion of a nationally recognized investment banking firm selected by the Company and reasonably acceptable to the Holders, such registration would have a material adverse effect on the market price of the shares of Common Stock, the Company shall have the right to limit the number of Registrable Securities requested by all Holders to be registered pursuant to such request; provided, however, that the Company shall use reasonable commercial efforts to register not less than fifty percent (50%) of the number of Registrable Securities requested to be registered or to facilitate a private sale of such number of Registrable Securities to institutional investors in a manner that would ameliorate the anticipated material adverse effect of any such sale on the market price of the shares of Common Stock; provided, further, that in the event the total number of shares that the Selling Holders (as hereinafter defined) shall request to be registered by the Company equals a number that is equal to or less than twenty percent (20%) of the then outstanding shares of Common Stock, then the provisions of this Subsection (i)(E) shall not apply;

         The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 9.2(b) below, include other securities of the Company which are held by Persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration.

                  (b) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 9.2. If holders of securities of the Company other than Registrable Securities who are entitled, by contract with the Company or otherwise, to have securities included in such a registration (the "Other Stockholders") request such inclusion, the Holders shall offer to include the securities of such Other Stockholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section

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9. The Holders whose shares are to be included in such registration and the
Company shall (together with all Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Initiating Holders and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 9.2, if the representative advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company held by Other Stockholders shall be excluded from such registration to the extent so required by such limitation. If, after the exclusion of such shares, further reductions are still required, the number of shares included in the registration by each Holder shall be reduced on a pro rata basis (based on the number of shares held by such Holder), by such minimum number of shares as is necessary to comply with such request. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any of the Holders or any Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities and securities of the Company held by Other Shareholders to be underwritten, the Company may include its securities for its own account in such registration if the representative so agrees and if the number of Registrable Securities and securities of the Company held by Other Shareholders which would otherwise have been included in such registration and underwriting will not thereby be limited.

         9.3 Company Registration.

                  (a) Inclusion in Registration. If the Company shall determine to register any of its equity securities either for its own account or for the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a SEC Rule 145 transaction, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                           (i) promptly, and in event within 10 business days, give to each of the Holders a written notice thereof, its intended method of disposition, such Holder's rights under this Section 9.3 and a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws; and

                           (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by the Holders within fifteen
         (15) days after receipt of the written notice from the Company described in

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         clause (i) above, except as set forth in Section 9.3(b) below. Such written request may specify all or a part of the Holders' Registrable Securities. No registration effected under this Section 9.3 shall relieve the Company of its obligations to effect any registration upon request under Section 9.2.

                  (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 9.3(a)(i). In such event, the right of each of the Holders to registration pursuant to this Section 9.3 shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Registrable Securities in the underwriting to the extent provided herein; provided, however, that Mutual shall not be required to participate in such underwriting if Mutual notifies the Company that it is seeking registration of its shares solely to enable it to distribute such shares to its shareholders or holders of mutual interests issued thereby. The Holders whose shares are to be included in such registration (other than Mutual if it elects not to participate in such underwriting) shall (together with the Company and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 9.3, if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting to not less than fifteen percent (15.0%) of the securities included therein (based on aggregate market values). The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: The securities of the Company held by Other Stockholders of the Company (other than Registrable Securities and other than securities held by holders who by contractual right demanded such registration ("Demanding Holders")) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the number of shares that may be included in the registration and underwriting by each of the Holders and Demanding Holders shall be reduced, on a pro rata basis (based on the number of shares held by such Holder), by such minimum number of shares as is necessary to comply with such limitation. If any of the Holders or any Other Stockholder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

        9.4 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 9 shall be borne by the Company, and all Selling Expenses shall be borne by the persons selling shares so registered pro rata on the basis of the number of their shares so registered. Notwithstanding the foregoing, if the Holders request registration pursuant to Section 9.2 and, at the time of such request, all shares then requested to be sold could be sold pursuant to Rule 144(k) under the Act, then the Company shall not be obligated to pay Registration Expenses of more than $75,000 in connection with such registration.

         9.5 Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 9, the Company will keep the Holders, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

                  (a) prepare and file with the SEC such appropriate form of registration statement as shall be selected by the Company, and, in the case of a registration pursuant to Section as shall be reasonably acceptable to Holders owning a majority (by number of Registrable Securities) of the Registrable Securities so to be registered, to effect such registration and thereafter use its best efforts to cause such registration statement to become effective; provided, however, that in the case of a registration requested pursuant to
Section 9.2, if the Company shall furnish to the Initiating Holders a certificate signed by the Chairman of the Board stating that, in the good faith judgment of the Board, the timing of the disclosure of any information that would be required to be disclosed in such registration statement would be a serious detriment to the Company and its shareholders if such disclosure were made on or before the date the filing of such registration statement would be required, then the Company shall have one additional period of not more than 60 days within which to file such registration statement;

                  (b) (i) prepare and file with the SEC such amendments to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of either
(1) not less than 270 days or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or (2) such shorter period which will terminate when all of the Registrable Securities covered by such registration statement have been disposed of in accordance with the intended method of disposition by the Holders selling Registrable securities covered by such registration statement (a "Selling Holder") (or other sellers of securities thereunder)(but in any event not before the expiration of any longer period required under the Securities Act), and (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended method of disposition by the Selling Holders (or other sellers of securities thereunder);

                  (c) furnish to each Selling Holder such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under the Securities Act, and such other documents in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder as such Selling Holder may reasonably request;

                  (d) use its best efforts to register or qualify such Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each Selling Shareholder and each other seller of securities thereunder shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder;

                  (e) use its best efforts to cause all Registrable Securities and other securities covered by such registration statement to be registered with or approved by, and make any other necessary registrations or filings with, all other governmental authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holder and any other sellers of securities thereunder to consummate the disposition of such Shares;

                  (f) furnish to each Selling Holder a signed counterpart, addressed to such Selling Holder (and the underwriters, if any) of an opinion of the Company's counsel and a "cold comfort" letter from the Company's independent public accountants, each in such form and covering such matters as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in under-written public offerings of securities and, in the case of the accountants' letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as such Selling Holder may reasonably request;

                  (g) notify each Selling Holder selling Registrable Securities under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such Selling Holder promptly prepare and furnish to such Selling Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                  (h) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC;

                  (i) provide and cause to be maintained a transfer agent and registrar for all

Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

                  (j) use its best efforts to list all Registrable Securities covered by such registration statement on each securities exchange on which similar securities issued by the Company are then listed or on the National Association of Securities Dealers Automated Quotation System or an internationally recognized stock exchange.

         9.6 Indemnification.

                  (a) The Company will indemnify each of the Holders, as applicable, each of its officers, directors and partners, and each person controlling each of the Holders, with respect to each registration which has been effected pursuant to this Section 9, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each of the Holders, each of its officers, directors and partners, and each person controlling each of the Holders, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holders or underwriter and stated to be specifically for use therein.

                  (b) Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter, each Other Stockholder and each of their officers, directors, and partners, and each person controlling such Other Stockholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Holder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the Company and such Other Stockholders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder for use therein; provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the net proceeds to such Holder of securities sold as contemplated herein.

                   (c) Each party entitled to indemnification under this
Section 9.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 9 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                  (d) If the indemnification provided for in this Section 9.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

                  (f) The foregoing indemnity agreement of the Company and the Holders is subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

         9.7 Information by the Holders. Each of the Holders holding securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 9.

         9.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, the Company agrees to:

                  (a) make and keep public information available as those terms are understood and defined in Rule 144;

                  (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

                  (c) so long as the Holder owns any Registrable Securities, furnish to the Holder upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

         9.9 "Market Stand-off" Agreement.

                  (a) Each of the Holders agrees, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder during the 90-day period following the effective date of a registration statement of the Company filed under the Securities Act, provided that all executive officers and directors of the Company enter into similar agreements. If requested by the underwriters, the Holders shall execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said 90-day period. The provisions of this Section 9.8 shall be binding upon any transferee who acquires Registrable Securities, whether or not such transferee is entitled to the registration rights provided hereunder.

                  (b) The Company agrees, if requested by the Holders and the underwriter selected thereby pursuant to Section 9.2(b), not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company pursuant to a public offering (other than an offering under Form S-8) during the 90-day period following the effective date of a registration statement of the Company filed under the Securities Act in accordance with the provisions of Section 9.2 hereof, provided that all Holders enter a "stand off" agreement under Section 9.9(a) hereof.

         9.10 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Holders owning Shares to be registered under such registration statement, their underwriters, if any, and their respective counsel and accountants (the "Inspectors"), the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act. Records which the Company determines in good faith to be confidential and which it notifies the Inspectors in writing are confidential shall be treated as confidential by each Inspector in accordance with such procedures as such Inspector applies generally to information of this kind unless (a) disclosure of such records is necessary to avoid or correct a misstatement or omission in the registration statement or any prospectus used in connection therewith, (b) the information contained in such records has become generally available to the public, (c) disclosure is required in any report, statement or testimony required to be submitted to any governments authority having or claiming to have jurisdiction over such Inspector), or (d) disclosure is required in response to any summons or subpoena or in connection with any litigation.

         9.11 Adjustment Affecting Shares. The Company will not effect or permit to occur any combination or subdivision of the Registrable Securities which would adversely affect the ability of the Holders to include the Registrable Securities in any registration of its securities contemplated by this Article 9 or the marketability of the Registrable Securities under any such registration.

         9.12 Termination. The registration rights set forth in this Section 9 shall not be available to any Holder if, in the opinion of counsel to the Company, all of the Registrable Securities then owned by such Holder could be sold in any 90-day period pursuant to Rule 144 under the Securities Act (without giving effect to the provisions of Rule 144(k) in the case of a Holder owing more than three percent (3.0%) of the Common Stock then outstanding).

         9.13 Assignment. The registration rights set forth in this Section 9 shall be assignable, in whole or in part, to any transferee of Common Stock in a private placement or other unregistered sale (who shall be bound by all obligations of this Section 9).

         SECTION 10. MISCELLANEOUS.

         10.1 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed: (x) if to the Company, at the Company's principal business address at [ ] or (y) if to Mutual, at the address of Mutual listed in the stock records of the Company, or (z) to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or if mailed, the date of receipt.

         10.2 Assignment, Binding Effect; Benefit. Unless expressly provided in this Agreement, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         10.3 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

         10.4 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         10.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to its rules of conflict of laws.

         10.6 Headings. Headings of the sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

         10.7 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

         10.8 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         10.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         10.10 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         10.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

ATTEST:                             COVENTRY HEALTHCARE, INC.


By:                                 By:
   -------------------------------     -----------------------------------------
   Name:                            Name:
   Title: Secretary                 Title: President and Chief Executive Officer



                                    PRINCIPAL MUTUAL LIFE INSURANCE
                                    COMPANY


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:



                                    PRINCIPAL HEALTH CARE, INC.


                                    By:
                                       -----------------------------------------
                                        Name:
                                        Title: